EXHIBIT 4.1

                                                                  Execution Copy

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.


                          DISCOVERY LABORATORIES, INC.

                   CLASS B INVESTOR WARRANT FOR THE PURCHASE
                           OF SHARES OF COMMON STOCK

      FOR VALUE RECEIVED, DISCOVERY LABORATORIES, INC., a Delaware corporation (the "COMPANY"), hereby certifies that KINGSBRIDGE CAPITAL LIMITED ("KINGSBRIDGE"), its designees or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on January 7, 2005, and prior to 5:00 P.M., New York City time, on January 6, 2010, up to Three Hundred Seventy-Five Thousand (375,000) fully paid and non-assessable shares of Common Stock (subject to adjustment), $.001 par value per share, of the Company for $12.0744 per share (subject to adjustment as provided herein) and an aggregate purchase price equal to $4,527,900. (Hereinafter, (i) said common stock, $.001 par value per share, of the Company, is referred to as the "COMMON STOCK," (ii) the shares of Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "WARRANT SHARES," (iii) the aggregate purchase price payable for all of the Warrant Shares purchasable hereunder is referred to as the "AGGREGATE WARRANT PRICE,"
(iv) the price payable for each of the Warrant Shares is referred to as the "PER SHARE WARRANT PRICE," (v) this Warrant and all warrants hereafter issued in exchange or substitution for this warrant or such similar warrants are referred to as the "WARRANTS," and (vi) the holder of this Warrant is referred to as the "HOLDER" and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "HOLDERS".

      By acceptance of this Warrant, the Holder agrees to comply with all applicable provisions of this Warrant, the Common Stock Purchase Agreement entered into between Kingsbridge and the Company (the "PURCHASE AGREEMENT") and the Registration Rights Agreement entered into between Kingsbridge and the Company (the "REGISTRATION RIGHTS AGREEMENT"), to the same extent as if it were a party thereto.

      1. EXERCISE OF WARRANT. (a) This Warrant may be exercised in whole at any time, or in part from time to time, commencing on January 7, 2005, and prior to 5:00 P.M., New York City time, on January 6, 2010, by the Holder by:

            (i) the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company; or

            (ii) the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "CASHLESS EXERCISE") at the address set forth in Section 10(a) hereof; provided, that a Cashless Exercise may only be effected by the Holder and the Company during an Ineffective Period or a Blackout Period (as such terms are defined in the Registration Rights Agreement) and where the Holder may not sell all the Warrant Shares to be issued in connection with such Cashless Exercise in a single transaction pursuant to Rule 144 promulgated under the Securities Act of 1934 as of the date of such Cashless Exercise. In the event of a Cashless Exercise in accordance with this Section 1(a), Holder shall exchange this Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between (A) the "Current Market Price," which is defined as the closing sale price of the Common Stock on the Trading Day (as defined in the Purchase Agreement) prior to the date of such surrender or, in case no such reported sales take place on such Trading Day, the average of the last reported bid and asked prices of the Common Stock on such Trading Day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not reported on Nasdaq, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors of the Company (the "BOARD") and (B) the Per Share Exercise Price, and the denominator of which shall be the Current Market Price. For purposes of any computation under this Section 1(a), the Current Market Price shall be based on the Trading Day immediately prior to the Cashless Exercise. The "Closing Sales Price" shall be the reported per share closing sales price, regular way, of the Common Stock on the Nasdaq SmallCap Market (or on the Nasdaq National Market or a national securities exchange, as the case may be) at 4:00 PM New York Time on the applicable Trading Day. If, at any time after July 7, 2006, a registration statement on Form S-1 under the Securities Act of 1933 (the "ACT") or such other form as deemed appropriate by counsel to the Company for the registration for the resale by the Holder of (x) the shares of Common Stock of the Company that may be purchased under the Purchase Agreement, (y) the Warrant Shares or (z) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, has been declared effective by the Commission and remains effective, the Company may permit or require the Holder to effect a Cashless Exercise in connection with the exercise of this Warrant.

      (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.

      (c) Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder, or its nominee, for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board shall determine) and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

      (d) The Holder may not exercise this Warrant such that the number of Warrant Shares to be received pursuant to such exercise aggregated with all other shares of Common Stock then owned by the Holder beneficially or deemed beneficially owned by the Holder would result in the Holder owning more than 9.9% of all of such Common Stock as would be outstanding on such Exercise Date, as determined in accordance with Section 13(d) of the Exchange Act of 1934 and the rules and regulations promulgated thereunder.

      2. RESERVATION OF WARRANT SHARES; LISTING. The Company agrees and covenants that, prior to the expiration of this Warrant, the Company shall at all times (i) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of Common Stock and other securities and properties receivable upon the exercise of this Warrant and shall be validly issued and non-assessable, free and clear of all restrictions on sale or transfer, other than under Federal or state securities or blue sky laws, and free and clear of all preemptive rights and rights of first refusal and (ii) use its best efforts to keep the Warrant Shares authorized for listing on the Nasdaq National Market, the SmallCap Market or any national securities exchange on which the Common Stock is traded.

      3. PROTECTION AGAINST DILUTION. (a) If the Company, at any time while this Warrant is unexpired and not exercised in full, (i) reclassifies or changes its Common Stock (other than a change in par value or as a result of a subdivision or combination of Common Stock issuable upon exercise of the Warrant) or (ii) consolidates, merges or effects a mandatory share exchange with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value or as a result of a subdivision or combination of Common Stock issuable upon exercise of the Warrant) at any time while this Warrant is unexpired and not exercised in full, then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, amend this Warrant or issue a new Warrant providing that the Holder shall have rights not less favorable to the Holder than those then applicable to this Warrant and to receive upon exercise under such amendment of this Warrant or new Warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger or mandatory share exchange by the holder of one share of Common Stock issuable upon exercise of the Warrant had the Warrant been exercised immediately prior to such reclassification, change, consolidation, merger or mandatory share exchange. Such amended Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

      (b) If the Company, at any time while this Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, the Per Share Warrant Price shall be proportionately reduced as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier. If the Company, at any time while this Warrant is unexpired and not exercised in full, shall combine its Common Stock, the Per Share Warrant Price shall be proportionately increased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

      (c) If the Company, at any time while this Warrant is unexpired and not exercised in full, shall pay a dividend or make a distribution on the outstanding shares of Common Stock in shares of its Common Stock, then, as of the effective date of payment of such dividend or distribution, the number and kind of shares of Common Stock receivable upon exercise of this Warrant shall be proportionately adjusted so that the Holder shall thereafter be entitled to receive the aggregate number of shares of Common Stock which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend or distribution. The provisions of this Section 3(c) shall not apply under any of the circumstances for which an adjustment is provided in Sections 3(a) or 3(b).

      (d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Section 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

      (e) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such shall not have been exercised, the number of Warrant Shares purchasable upon exercise of this Warrant, to the extent this Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges and
(B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

      4. FULLY PAID STOCK; TAXES. The Warrant Shares delivered upon the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per Warrant Share is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Warrant Shares (other than income taxes); provided, however, that if the Warrant Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

      5. INVESTMENT INTENT; LIMITED TRANSFERABILITY. (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities or blue sky laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear a legend substantially similar to the legend set forth on the first page of this Warrant. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities or blue sky laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.

      (b) The Holder agrees and acknowledges that this Warrant, or any portion thereof, and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities or blue sky laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

      (c) The Holder agrees and acknowledges that in addition to the limitations set forth in the Registration Rights Agreement with respect to Registrable Securities, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities or blue sky laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

      (d) The Holder represents that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants and the finance operations and business of the Company and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense. Nothing contained in this Section 5(d) shall alter, amend or change Holder's reliance on the representations, covenants or warranties contained herein.

      (e) The Holder represents that it did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder's knowledge, invited by any general solicitation or general advertising.

      (f) The Holder represents that it is an "accredited investor" within the meaning of Regulation D promulgated under the Act. Such Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act, without prejudice, however, to such Holder's right, subject to the provisions of the Purchase Agreement, the Registration Rights Agreement and this Warrant, at all times to sell or otherwise dispose of all or any part of the Warrants and Warrant Shares.

      (g) The Holder represents that it, either by reason of the Holder's business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), has such sophistication, knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company and the capacity to protect the Holder's interests in connection with the transactions contemplated by this Warrant, the Purchase Agreement and the Registration Rights Agreement.

      (h) The Holder represents that it has the ability to bear the economic risks of its investment for an indefinite period of time and could afford a complete loss of its investment.

      (i) The Holder agrees and acknowledges that the representations made by the Holder in this Section 5 are conditions to the exercise of the Warrant.

      (j) Nothing in this Section 5 shall affect in any way the Holder's obligations under any agreement to comply with all applicable securities laws upon resale of the Warrant Shares.

      6. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

      7. HOLDER NOT STOCKHOLDER. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

      8. NOTICES OF RECORD DATE, ETC. If the Company shall propose at any time to effect or to establish (i) a record date for the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or to receive any other right or (ii) any voluntary or involuntary dissolution, liquidation or dissolution of the Company, then notice of any such proposed action shall be mailed to the Holders not less than 10 days prior to such event.

      9. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

      If to the Company:

      Discovery Laboratories, Inc.
      350 South Main Street
      Suite 307
      Doylestown, Pennsylvania  18901
      Telephone: (215) 340-4699
      Facsimile: (215) 340-3940
      Attention: Chief Financial Officer and General Counsel

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

with a copy (which shall not constitute notice) to:

      Dickstein Shapiro Morin & Oshinsky LLP
      1177 Avenue of the Americas, 41st Floor
      New York, NY 10036-2714
      Telephone: (212) 835-1400
      Facsimile: (212) 997-9880
      Attention: Ira L. Kotel

if to the Holder, at such address as the Holder has designated in writing to the Company.

      10. ASSIGNMENT. Assuming the conditions of Sections 5(b) and 5(c) have been satisfied, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant (each of the foregoing, a "Transfer"), in whole or in part, but only to an Affiliate of the Holder. The Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto, indicating the person or persons to whom the Warrant shall be Transferred and the respective number of warrants to be Transferred to each assignee. The
Company shall effect the Transfer within 10 days, and shall deliver to the Transferee(s) designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. In connection with and as a condition of any such proposed Transfer, the Company may request the Holder to provide an opinion of counsel to the Holder in form and substance reasonably satisfactory to the Company to the effect that the proposed Transfer complies with all applicable federal and state securities laws.

      11. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

      12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

      13. AMENDMENT, WAIVER, ETC. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed this 7th day of July, 2004.

                                    DISCOVERY LABORATORIES, INC.



                                    By: /s/ John G. Cooper
                                        ----------------------------------------
                                    Name:  John G. Cooper
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                  SUBSCRIPTION

            The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise such Warrant by agreeing to subscribe for and purchase ____________________ shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), and hereby makes payment of $___________ by certified or official bank check in payment of the exercise price therefor.

            As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 5 of the Warrant are true and correct as of the date hereof as if they  had been  made on such  date  with  respect  to the  Warrant  Shares.  The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in Sections 1 and 5 of this Warrant.

Dated:                              Signature:
      ---------------                         --------------------

                                    Address:
                                            ----------------------

                                            ----------------------



                               CASHLESS EXERCISE

            The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise such Warrant by agreeing to subscribe for and purchase ____________________ shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), pursuant to the Cashless Exercise provisions of the Warrant.

            As a condition to this subscription, the undersigned hereby represents and warrants to the Company that the representations and warranties of Section 5 of the Warrant are true and correct as of the date hereof as if they  had been  made on such  date  with  respect  to the  Warrant  Shares.  The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant is subject to the terms and conditions contained in Sections 1 and 5 of this Warrant.


Dated:                              Signature:
      ---------------                         --------------------

                                    Address:
                                            ----------------------

                                   ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Discovery Laboratories, Inc. (the "Company"). As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of Section 5 of the Warrant are true and correct as of the date hereof as if they had been made by such assignee on such date with respect to the Warrants.

Dated:                              Signature:
      ---------------                         --------------------

                                    Address:
                                            ----------------------

                                            ----------------------



                               PARTIAL ASSIGNMENT

            FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), as set forth in the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of the Company. As a condition to this assignment, the Holder acknowledges that its assignee must deliver a written instrument to the Company that the representations and warranties of Section 5 of the Warrant are true and correct as of the date hereof as if they had been made by such assignee on such date with respect to the Warrants.

Dated:                              Signature:
      ---------------                         --------------------

                                    Address:
                                            ----------------------

                                            ----------------------